Exhibit 23.2

CONSENT OF SCHLUMBERGER TECHNOLOGY CORPORATION

As independent petroleum engineers, we hereby consent to the inclusion or incorporation by reference in the registration statement on Form S-8 (File No. 333-181526), the registration statement on Form S-3 (No. 333-181531) and the registration statement on Form S-4/A (No. 333-184489) of BreitBurn Energy Partners L.P. of information from our firm’s reserves report dated 28 January 2013 entitled Reserve and Economic Evaluation Of Proved Reserves Of Certain BreitBurn Management Company, LLC Illinois and Michigan Basin Oil And Gas Interests As Of 31 December 2012 Executive Summary, which information has been included or incorporated by reference in such registration statements in reliance upon the report of this firm and upon the authority of this firm as experts in petroleum engineering. We hereby further consent to the reference to this firm under the heading “Experts” in such registration statements.

SCHLUMBERGER TECHNOLOGY CORPORATION

/s/ Charles M. Boyer II

Charles M. Boyer II, PG
Pittsburgh Consulting Manager
Advisor Unconventional Reservoirs
Pittsburgh, Pennsylvania
6 February 2013